UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 17, 2010

(Date of Earliest Event Reported)

Cost Plus, Inc.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 4th Street

Oakland, California 94607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 893-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Cost Plus, Inc. (the “Company”) held its Annual Meeting of Shareholders (“Annual Meeting”) on June 17, 2010. At the Annual Meeting, the shareholders of the Company elected to the Board of Directors the individuals listed below. Each director will serve until the next annual meeting or in each case until his or her successor is duly elected and qualified.

Nominee	Votes For	Abstentions*	Broker Non Votes*
Joseph H. Coulombe	14,258,634	35,054	5,176,922
Clifford J. Einstein	14,264,899	28,789	5,176,922
Barry J. Feld	14,264,250	29,438	5,176,922
Danny W. Gurr	14,263,935	29,753	5,176,922
Willem Mesdag	14,264,399	29,289	5,176,922
Kim D. Robbins	14,258,561	35,127	5,176,922
Fredric M. Roberts	14,264,261	29,427	5,176,922
Kenneth T. Stevens	14,265,006	28,682	5,176,922

*	Abstentions and broker non-votes do not affect the outcome of the election.

In addition, the following proposal was voted on and approved at the Annual Meeting:

	Votes For	Votes Against	Abstentions	Broker Non Votes
Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2011	19,267,192	137,422	65,996	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC.

By:	/s/ Jane L. Baughman
Jane L. Baughman,
Executive Vice President and Chief Financial Officer

Dated: June 23, 2010